Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

August 11, 2020

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115

Re:     Registration Statement on Form S-3 Filed by Athersys, Inc.

Ladies and Gentlemen:

We are acting as counsel for Athersys, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale from time to time, on a delayed or continous basis, by the selling stockholder of up to 16,310,526 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, filed by the Company to effect the registration of the Shares under the Act, and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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